UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2024 (May 23, 2024)
BLACKROCK PRIVATE CREDIT FUND
(Exact name of registrant as specified in its charter)

Delaware	814-01485	87-4655020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

50 Hudson Yards
New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 810-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At 1:00 p.m. (Eastern Time) on May 23, 2024, BlackRock Private Credit Fund (“BDEBT”) held its 2024 Annual Meeting of Shareholders via live Internet webcast (the “Meeting”). At the Meeting, BDEBT’s Shareholders voted on one proposal, which was approved. The proposal is described in detail in BDEBT’s definitive proxy statement for the Meeting as filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2024 and as amended on April 10, 2024. As of March 27, 2024, the record date, BDEBT had 11,206,972 shares of common stock outstanding. The final voting results from the Meeting were as follows:

Proposal 1. BDEBT’s Shareholders elected the Class II Trustee nominees, Andrea Petro and John Perlowski, to the Board of Trustees of BDEBT to serve until the 2027 Annual Meeting of Shareholders of BDEBT, or until his successor is duly elected and qualifies. Andrea L. Petro and John Perlowski were re-elected pursuant to the voting results set forth below:

Name	For	Withheld	Broker Non-Votes
Andrea Petro	9,218,272	514,493	0
John Perlowski	9,218,272	514,493	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKROCK PRIVATE CREDIT FUND

Date: May 28, 2024

	By:	/s/ Erik Cuellar
	Name:	Erik Cuellar
	Title:	Chief Financial Officer